JERRY GRUENBAUM
                          Attorney and Counselor at Law
                          205 Church Street - 3rd Floor
                        New Haven, Connecticut 06510-1805
                                 (203) 498-6080
                               FAX: (203) 498-6022



                                                          March 23, 2001

Board  of  Directors
AgroCan  Corporation
CLI Building, Suite 1003
313  Hennessy  Road
Hong  Kong

RE:  AgroCan  Corporation

Gentlemen:

     I have acted as securities counsel for AgroCan Corporation ("AgroCan" or the "Company"). You have asked me to render this opinion to AgroCan.

     You  have  advised  me  that:

     1. AgroCan is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended

     2. Johny Wu of Hong Kong has acted and will continue to act as business consultant to the Company.

     3. Gary Cella of Greenwich, Connecticut has acted and will continue to act as business consultant to the Company.

     4. In their capacity as business consultants, Johny Wu and Gary Cella, have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for AgroCan's securities.

     5. AgroCan has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of AgroCan.

     6. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of AgroCan.

     These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

     I have read such documents as have been made available to me. For purposes of this opinion, I have assumed the authenticity of such documents.


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                                                   AgroCan Corporation
                                                   Re:  Form  S-8
                                                   March 23, 2001
                                                   Page  2



     Based on the accuracy of the information supplied to me, it is my opinion that Agrocan may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is my further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

     I consent to the use of this letter in the Registration Statement filed on Form S-8.

                                               Yours  truly,


                                               /s/  Jerry Gruenbaum, Esq.
                                               --------------------------------
                                               Jerry Gruenbaum, Esq.


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